                                  EXHIBIT 10.11

                       AUTOMATION, MANUFACTURING & ROBOTIC
                                TECHNOLOGIES, LLC
                            MEMBER CONTROL AGREEMENT

THIS MEMBER CONTROL AGREEMENT (this "Agreement"), made and entered into effective as of the 31st day of October, 2003, by and among Automation, Manufacturing & Robotic Technologies, LLC, a Minnesota limited liability company (the "Company"), and all of the members of the Company as of the date hereof, such members being identified on attached Exhibit A (collectively, the "Members").

                              W I T N E S S E T H:

WHEREAS, the Members constitute all of the current members of the Company;

WHEREAS, the Minnesota Limited Liability Company Act, codified as Chapter 322B of the Minnesota Statutes (the "Act"), authorizes the adoption of a written agreement among members concerning the business and affairs of a limited liability company; and

WHEREAS, each of the parties to this Agreement desires to enter into such an agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants hereinafter contained, the parties to this Agreement agree as follows:

1.       PURPOSE

The purpose of the Company shall be to engage in any lawful business permitted by the Act.

2.       TERM

The term of the Company shall commence with the filing of the Company's Articles of Organization with the Minnesota Secretary of State and shall continue thereafter until statutorily dissolved or otherwise terminated or dissolved as provided in this Agreement.

3.       CAPITAL

         a.       [INTENTIONALLY OMITTED].

         b. CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Member in accordance with
         Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder, including, without limitation, Treasury Regulations Section 1.704-1(b)(2)(iv).

         c. CHANGES TO CAPITAL ACCOUNTS. The Capital Account for each Member shall consist of the Member's initial capital contribution, increased by any additional capital contributions made by the Member, by the Member's share of Company profits and by the amount of any Company liabilities which the Member is deemed to assume or which are secured by any Company property distributed to the Member, and decreased by the Member's share of Company losses, by any distributions to the Member and by the amount of any liabilities of the Member which the Company is deemed to assume or which are secured by property contributed by the Member to the Company. A transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred membership interest.

         d. NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on the initial capital contributions or on any subsequent capital contributions.

         e. ADDITIONAL CAPITAL CONTRIBUTIONS. The Board of Governors of the Company shall not be able to require that the Members make additional capital contributions into the Company (i.e., the Board of Governors shall not have the authority to make any "capital calls" on the Members).

         f. LIMITED LIABILITY. No Member shall be personally liable for any of the debts of the Company or be required to contribute any capital to the Company other than the contribution required by this Section, unless agreed to in writing or required by applicable law.

         g. CREDITORS. A creditor who makes a nonrecourse loan to the Company shall not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a creditor.

         h. ADDITIONAL MEMBERS. Additional members may be admitted to the Company as Members, and Membership Interest may be created and issued to those persons, upon the majority vote of the Board of Governors of the Company. Any admission of an additional member is effective only after such new member has executed an agreement to be bound unconditionally to this Member Control Agreement. Further, the Board of Governors may accept capital contributions from current members in such amounts, and in consideration for the issuance of such additional membership interest units, as the Board of Governors in its discretion may determine appropriate, subject to compliance with all requirements under the Act which relate to the acceptance of capital contributions and the issuance of additional Membership Interest in the Company.

         i. CARRIERE PREEMPTIVE RIGHTS. Subject to termination as provided below, Raymond Carriere ("Carriere") will have "preemptive rights," in accordance with Minnesota Statutes Section 322B.33, with respect to any issuance of additional membership interest units by the Company after the issuance by the Company of membership interest units representing an additional 10% ownership interest in the Company. Membership interest units issued in a transaction or transactions exempt under Minnesota Statutes Section 322B.33, subdivision 4, shall not count towards the

         10% threshold. This provision shall only benefit Carriere, may not be assigned or otherwise transferred by Carriere, shall not benefit any other Member of the Company (including any successors to or assigns of Carriere's Membership Interest) and shall terminate upon the earliest to occur of (i) Carriere's death or "disability" (for purposes hereof, "disability" shall mean that Carriere shall become unable to perform his employment duties as the result of his physical or mental impairment for an aggregate of 180 days in any period of 365 consecutive days), (ii) such time as Carriere no longer owns any membership interest units in the Company, or (iii) such time as Carriere is no longer employed by the Company as a result of his voluntary termination or a termination by the Company "for cause" (as such term is defined in his employment agreement with the Company).

4.       ALLOCATION OF PROFITS AND LOSSES

         a. GENERAL. The profits and losses of the Company shall be credited or charged, as the case may be, to each of the Members in accordance with the membership interest percentages for each Member. The actual percentage membership interest of a given Member in the Company is determined by dividing the number of membership interest units owned by the Member by the total number of membership interest units owned by all Members of the Company, including such Member (such membership interest percentages are referred to in this Agreement as the "Membership Interests"). The number of membership interest units owned by each Member and the Membership Interest of each Member as the date of this Agreement is as set forth on attached Exhibit A.

         b. QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate a deficit in the Member's capital account created by such adjustments, allocations or distributions as quickly as possible. This Section 4(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3).

         c. MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partnership Minimum Gain (as defined in Treasury Regulations Section 1.704-2(b)(2)) during any Company fiscal year, each Member shall be allocated items of Company income and gains in accordance with Treasury Regulations Section 1.704-2(f)(1) for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of such net decrease in Partnership Minimum Gain determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4(c) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

         d. RECAPTURE INCOME. Any recapture income resulting from the sale or other taxable disposition of any Company assets shall be allocated, to the extent possible, among the Members in the same proportion that the deductions directly or indirectly giving rise to such recapture income were allocated.

         e. LIMITATION UPON MEMBER'S LOSS ALLOCATIONS. Company losses shall not be allocated to a Member if such allocation of losses would cause the Member to have a negative balance in the Member's Capital Account in excess of the sum of (i) the amount, if any, the Member is obligated to restore to the Company under this Agreement and (ii) the amount the Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Company losses which cannot be allocated to a Member shall be allocated to the other Members; provided, however, that if no Member may be allocated Company losses due to the limitations of this Section 4(e), Company losses will be allocated to all Members in accordance with their respective Membership Interests.

         f. CODE SECTION 704(c) ALLOCATIONS. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder, Company income, gains, deductions, and losses with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at that time (computed in accordance with the Treasury Regulations). In the event Company property is revalued in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) at any time, subsequent allocations of Company income, gains, deductions, and losses with respect to such property shall take into consideration any variation between such property's revaluation and its adjusted basis for federal income tax purposes in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board of Governors in any manner that reasonably reflects the purpose and intention of this Agreement.

5.       DISTRIBUTIONS

Distributions shall be made to the Members in accordance with the following:

         a. NON-LIQUIDATING DISTRIBUTIONS. All non-liquidating distributions of cash and other property shall be made to the Members of the Company, pro rata, in accordance with their respective Membership Interests. All non-liquidating distributions shall be made in such amounts and at such times as may be determined by the Company's Board of Governors. The Board of Governors may establish reasonable reserves as determined necessary to provide funds for improvements, contingencies or working capital of the Company. No distribution shall be made if the distribution would leave the Company unable to pay its debts as they become due in the usual course of business. Subject to the above limitations, the Company shall distribute pro rata to all Members (taking into account prior year losses), in accordance with the Members' respective Membership Interests, on an as-needed basis (including quarterly distributions if required), funds necessary to cover any income tax liability of the Members resulting from allocations of Company income to the Members, and the Board of Governors shall establish, from time to time as appropriate, the assumed taxable rate (which shall be the same for all Members) to be used to calculate the amount of these distributions.

         b. LIQUIDATING DISTRIBUTIONS. Whether or not the distribution by the Company shall constitute a "liquidating distribution" shall be determined by the Board of Governors of the Company, in its sole and absolute discretion. In the event that a distribution is a liquidating distribution, the distribution shall be made and allocated among the Members as follows:

                  i. POSITIVE CAPITAL ACCOUNTS. Distribution shall first be made to all Members with positive Capital Account balances (after such balances have been adjusted to reflect the allocation of Company profit or loss arising from such event), in proportion to and to the extent of such positive balances.

                  ii. REMAINING AMOUNTS. Distribution, if any, shall next be made to all Members of the Company, pro rata, in proportion to their respective Membership Interests in the Company.

         c. RESTORATION OF DEFICIT CAPITAL ACCOUNTS. A Member with a deficit balance in its Capital Account after all the allocations and distributions pursuant to Sections 4 and 5 of this Agreement have been made upon liquidation of the Company or its Membership Interest shall not be obligated to contribute property or cash to the Company in order to restore such deficit Capital Account balance.

         d. AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any other federal, state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 5 for all purposes under this Agreement. The Chief Manager is authorized to withhold from distributions made to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law.

6.       CONFLICTS OF INTEREST, SALARIES AND DRAWINGS

Any Member, or his affiliates, may deal with, perform services for, and sell goods to the Company without limitation; provided, however, that any compensation for such services or goods shall be limited to amounts and rates determined by the Board of Governors. There shall be no set salaries or drawings allowed and paid to the Members unless the same are duly authorized at a meeting held for such purpose by the Board of Governors.

7.       VOTING OF MEMBERSHIP INTERESTS

As to matters to be voted on by the Members, each Member shall have the right to cast one vote for each membership interest unit owned by the Member. Except to the extent otherwise specified in this Agreement, each Member shall be free to vote its membership interest units in its discretion.

8.       MANAGEMENT, DUTIES AND RESTRICTIONS

         a. GENERAL MANAGEMENT. The general management and day-to-day operations of the Company shall be the responsibility of those managers appointed by the Board of Governors for such purpose. It is understood that the Board of Governors may appoint Governors as managers. All matters of general policy of the Company shall be decided by the Board of Governors.

         b. BOARD OF GOVERNORS. The Company's Board of Governors shall consist of the number of persons as provided in the Bylaws. The Members shall elect the Governors by the vote of the Members holding a majority of the Membership Interests. Notwithstanding the foregoing, Carriere shall have the right to nominate and have elected one (1) governor. Each Member agrees to vote its Membership Interest in favor of the nominee so designated by Carriere and each Member shall take no action to prevent the individual so nominated from being elected to the Board of Governors. Vacancies on a Board of Governors relating to the governor nominated by Carriere shall be filled as designated by Carriere. This right of Carriere shall only benefit Carriere, may not be assigned or otherwise transferred by Carriere, shall not benefit any other Member of the Company (including any successors to or assigns of Carriere's Membership Interest) and shall terminate upon the earliest to occur of (i) Carriere's death or "disability" (for purposes hereof, "disability" shall mean that Carriere shall become unable to perform his employment duties as the result of his physical or mental impairment for an aggregate of 180 days in any period of 365 consecutive days), (ii) such time as Carriere no longer owns 20% or more of the membership interest units of the Company or (iii) such time as Carriere is no longer employed by the Company as a result of his voluntary termination or a termination by the Company "for cause" (as such term is defined in his employment agreement with the Company).

         c. CHIEF MANAGER/PRESIDENT. An affirmative vote of the Board of Governors shall be required to appoint a person as the Company's Chief Manager or President. The Chief Manager shall manage the affairs of the Company in a prudent and businesslike fashion and shall use his best efforts to carry out the purposes and character of the business of the Company. The Chief Manager shall have the responsibilities set forth in the Company's Bylaws. If no Chief Manager is elected, then the President of the Company shall perform the duties and discharge the responsibilities of the Chief Manager.

         d. RESTRICTED ACTIVITIES. Notwithstanding any of the provisions of this Section, neither the Chief Manager, the President nor any Member may take any of the following actions without the consent of all of the Members:

                  i.       Perform any act in contravention of this Agreement;

                  ii. Possess Company property or assign any rights in specific Company property for other than a Company purpose; and

                  iii.     Commingle Company funds with any Member's own funds.

         e. FULL TIME NOT REQUIRED. In their capacity as Members of the Company, the Members shall devote such of their time to the Company's business as each deems necessary to accomplish the Member's responsibilities and the Company's purpose, and shall not be obligated to devote their full time to the Company's business. This limitation does not limit obligations which a Member may otherwise have to the Company in connection with, for example, that Member's employment by the Company. Furthermore, any Member or an affiliate of any Member may engage in or possess an interest in other business ventures of any nature or description independently or with others and neither the Company nor any Member shall have any rights in or to such independent venture or the income or profits derived therefrom.

         f. MEMBER SERVICES/COMPENSATION. It is expected and understood that Edward J. Drenttel, Laurence E. Gamst and Richard A. Hoel (collectively, the "Hoel Group"), each a Member of the Company, will be providing consulting services to the Company on an ongoing basis. These consulting services will include management, financial and oversight responsibilities, and providing operational direction on a regular basis. A consulting fee of $10,000 per month will be paid by the Company to the Hoel Group for these consulting services. This arrangement will be reviewed by the Board of Governors on an annual basis. Additionally, it is expected and understood that personnel of another Member of the Company, Aero Systems Engineering, Inc. ("ASE"), will be performing services for the Company on an as requested, as needed basis. ASE will be compensated on a time and materials basis at the same rates typically used by ASE to internally allocate its costs for such services. For example, engineering time is currently internally allocated at 210% of the engineer's hourly rate of compensation. Services anticipated to be provided by ASE personnel include, but are not limited to, engineering, accounting and payroll. ASE will not be compensated for executive oversight services.

9.       ACCOUNTING

The Company shall prepare or have prepared an annual financial report for the Company as soon as practicable after the end of each fiscal year of the Company. These financial statements shall be delivered to all of the Members and shall include all necessary federal income tax information needed in the preparation of the individual tax returns of each Member. Financial statements need not be based upon a certified audit.

10.      RESTRICTIONS ON TRANSFERABILITY

         a. GENERAL. Except as otherwise expressly provided or permitted by this Agreement, no Member shall assign, transfer, sell, exchange, give by gift, hypothecate, mortgage, encumber or otherwise dispose of all or any portion of the Membership Interest of the Member or suffer the same to be encumbered, charged or taken involuntarily (collectively, a "Disposition"). Any Disposition by a Member of any portion of the Membership Interest of the Member must involve a transfer of both the financial rights and the governance rights relating to the transferred Membership Interest, unless such transfer is approved by the Board of Governors. Any Disposition which is not made pursuant to and in accordance with the terms and conditions of this Agreement shall be void and of no effect and shall vest no right, title or interest in the transferee.

         b. PERMITTED TRANSFERS. Notwithstanding anything in this Agreement to the contrary, subject to the satisfaction of the additional conditions specified in this Section 10(b), transfers of part or all of a Membership Interest by a Member to or from their respective "Permitted Transferees" (as such term is defined below) and between or among their respective Permitted Transferees or between Members are hereby specifically permitted, will not require the advance written consent of the Members or the Board of Governors and will not trigger or create any purchase options or other options or obligations under this Agreement (collectively, "Permitted Transfers"). For purposes of this provision, "Permitted Transferee" means, with respect to any Member, any entity controlled by the Member, with "control" constituting the ability to control at least eighty percent (80%) of the voting power of such entity, directly or indirectly (including, but not limited to, trusts where the beneficiaries of the trust consist of his spouse, children, stepchildren, grandchildren or step-grandchildren and where the trustee of such trust is the transferring Member). In each such situation, the Disposition will only be permitted if, prior to completion of such Disposition, the following shall be provided to the Board of Governors:

                  i. A written agreement of the transferee, in form and substance satisfactory to the Board of Governors, to be bound by this Agreement, which shall include an agreement by the transferee to execute any and all other documents that the Board of Governors may deem necessary or appropriate to effect and evidence such transfer and the agreements indicated above. If the transferee does not provide such a written agreement, the transferee shall retain the "financial rights" which relate to the transferred Membership Interest, but shall be deemed to have forfeited all "governance rights" which relate to the transferred Membership Interest.

                  ii. An opinion of counsel, satisfactory in form and substance to the Board of Governors, that the Permitted Transfer will not terminate the Company or impair its ability to be taxed as a partnership, and that the transfer constitutes an exempt transaction and does not require registration under applicable securities laws.

         c. VOLUNTARY TRANSFERS. A Member may not voluntarily assign or transfer all or any portion of the Membership Interest of the Member except in accordance with the following:

                  i. NOTICE REQUIRED. A Member proposing to transfer all or a portion of the Membership Interest of the Member (the "Transferring Member") shall be required to provide written notice to all other Members and the Board of Governors of the Company. The written notice (the "Transfer Notice") shall specify the Membership Interest proposed to be transferred (the "Transfer Interest"), the name and address of the proposed transferee, the price and payment terms, and any other terms and conditions of the transfer, together with a representation, covenant and warranty that the proposed transferee's offer to purchase the Transfer Interest is genuine.

                  ii. GENERAL - MEMBER RIGHT OF FIRST REFUSAL. Except as provided under Section 10(c)(iii) below, delivery of the Transfer Notice to the Members shall create an option in favor of all Members other than the Transferring Member (the "Remaining Members") to acquire all, but not less than all, of the Transfer Interest. Terms of this option shall be the same as those specified in the Transfer Notice. Allocation exercise of the option among the Remaining Members shall be as follows:

                           (1) ASE AS A REMAINING MEMBER. If ASE is one of the Remaining Members, this option shall first be exercisable by ASE. ASE shall have a period of thirty
                           (30) days, from receipt of the Transfer Notice, within which to exercise this option. Exercise of the option shall be made by ASE delivering written notice thereof to the Board of Governors and the Transferring Member. The other Remaining Members shall then have a period of thirty (30) days following expiration of the 30-day option period provided to ASE within which to exercise their option to acquire that portion, if any, of the Transfer Interest not elected to be acquired by ASE. Exercise of the option by the other Remaining Members may only be made with respect to all of the Transfer Interest which was not elected to be purchased by ASE. Exercise of the option shall be made by written notice delivered to the Board of Governors and the Transferring Member. Unless otherwise agreed among the other Remaining Members, each such Remaining Member may purchase that percentage of the Transfer Interest not purchased by ASE which bears the same ratio as the Membership Interest of such Remaining Member bears to the Membership Interest of all Remaining Members (excluding ASE). In the event that a Remaining Member does not purchase the full amount of the Transfer Interest that such Remaining Member is entitled to purchase, the other Remaining Members (other than ASE) may purchase the excess on a pro-rata basis, and the 30-day period specified above shall be extended as necessary to accommodate this process.

                           (2) ASE NOT AS A REMAINING MEMBER. If ASE is not a Remaining Member, then all of the Remaining Members shall have a period of thirty (30) days, from receipt of the Transfer Notice, within which to exercise the option. Exercise of the option shall be made by written notice delivered to the Board of Governors and the Transferring Member. Unless otherwise agreed among the Remaining Members, each Remaining

                           Member may purchase that percentage of the Transfer Interest which bears the same ratio as the Membership Interest of such Remaining Member bears to the Membership Interests of all Remaining Members. In the event that a Remaining Member does not purchase the full amount of the Transfer Interest that such Remaining Member is entitled to purchase, the other Remaining Members may purchase the excess on a pro rata basis, and the 30-day period specified above shall be extended as necessary to accommodate this process.

                           (3) FAILURE TO EXERCISE OPTION. Absent exercise of the option by all or a portion of the Remaining Members with respect to the entire Transfer Interest, any partial acceptance shall be invalid and, upon expiration of the option period provided to the Remaining Members in Section 10(c)(ii)(1) or (2), as the case may be, the Transferring Member may then transfer the Transfer Interest as proposed, provided
                           (x) such transfer is completed within thirty (30) days thereafter, (y) such transfer does not occur on terms more favorable to the transferee than the terms upon which the Transfer Interest was offered to the Remaining Members, and (z) prior to completion of such transfer, the following shall be provided to the Board of Governors:

                                    (a)      A written agreement of the proposed
                                    transferee, in form and substance
                                    satisfactory to the Board of Governors, to be bound by this Agreement and all other agreements applicable to the Members, which shall include an agreement by the proposed transferee to execute any and all other documents that the Board of Governors may deem necessary or appropriate to effect and evidence such transfer and to confirm that the proposed transferee and the Transfer Interest are subject to and bound by this Agreement. If the proposed transferee does not provide such a written agreement, the proposed transferee shall retain the "financial rights" which relate to the Transfer Interest, but shall be deemed to have forfeited all "governance rights" which relate to the Transfer Interest.

                                    (b)      An opinion of counsel, satisfactory
                                    in form and substance to the Board of
                                    Governors, that the transfer will not
                                    terminate the Company or impair its ability to be taxed as a partnership and that the transfer constitutes an exempt transaction and does not require registration under applicable securities laws.

                  iii. ASE TRANSFER OF GREATER THAN TWENTY-FIVE PERCENT - TAG-ALONG/DRAG-ALONG OPTIONS. If the proposed voluntary transfer involves the transfer by ASE of greater than twenty-five percent (25%) of the total membership interest units owned by all Members of the Company, Section

                  10(c)(ii) shall not apply and delivery of the Transfer Notice by ASE to the Members shall create the following options:

                           (1) TAG-ALONG OPTION. At the option of each Member other than ASE (collectively, the "Remaining Members"), ASE agrees to condition its sale to the proposed transferee upon acquisition by the proposed transferee of a "proportionate share" of the Membership Interest of the Remaining Member, at the same per unit price and under the same terms and conditions involved in the sale of the Transfer Interest by ASE. For purposes of this provision, a "proportionate share" shall be the percentage equal to the ratio of (i) the number of membership interest units to be sold by ASE to the proposed transferee, divided by (ii) the total number or membership interest units owned by ASE prior to such sale. As to each Remaining Member, this option must be exercised, if at all, by the Remaining Member providing ASE with written notice thereof within fifteen (15) days from receipt of the notice from the Board of Governors.

                           (2) DRAG-ALONG OPTION. In connection with any sale which triggers a tag-along option pursuant to
                           Section 10(c)(iii)(1), ASE shall have the option to require that one or more Remaining Members sell a "proportionate share" of the Membership Interests of the Remaining Members to the proposed transferee, at the same per unit price and under the same terms and conditions involved in the sale of the Transfer Interest by ASE; provided that if the sale also involves the sale of affiliates of the Company, the allocation of the aggregate purchase price among the Company and its affiliates shall be commercially reasonable to reflect the relative values of the Company and its affiliates. For purpose of this provision, a "proportionate share" shall be the percentage equal to the ratio of (i) the number of membership interest units to be sold by ASE to the proposed transferee, divided by (ii) the total number of membership interest units owned by ASE prior to such sale. If exercised, written notice must be provided to the affected Remaining Members within fifteen (15) days from receipt of the notice from the Board of Governors.

         d.       INVOLUNTARY TRANSFERS.

                  i. GENERAL. In the event of any involuntary sale or any other involuntary Disposition whatsoever of part or all of the Membership Interest of any Member other than as permitted by this Agreement (hereinafter referred to as the "Involuntary Transfer"), the Member whose Membership Interest is subject to such Involuntary Transfer shall be required to send written notice to the Board of Governors and all Members describing in reasonable detail such Involuntary Transfer, including the identity of the involuntary transferee (the "Involuntary Transferee") and the circumstances of the Involuntary Transfer (for example, foreclosure of pledge, divorce decree or bankruptcy filing).

                  ii. PURCHASE OPTION. Upon the occurrence of an Involuntary Transfer, the remaining Members (the "Remaining Members") shall have the option, exercisable by written notice to the Member undergoing the Involuntary Transfer (hereinafter referred to as the "Involuntary Transferor") or to his or its successor or legal representative, as appropriate, to purchase all or any portion of the Membership Interest of the Involuntary Transferor which is subject to the Involuntary Transfer (the "Transfer Interest"). The purchase price to be paid to the Involuntary Transferor shall be as set forth in
                  Section 11 herein, and the payment terms shall be as set forth in Section 12 herein; provided however, that for purposes of establishing the purchase price to be paid for the Transfer Interest, the following shall apply:

                           (1)      Immediately upon occurrence of the
                           Involuntary Transfer, the parties shall commence the
                           Section 11 process for determining the purchase price for the Transfer Interest;

                           (2) The "selling party" under Section 11 shall be the Involuntary Transferee, and the "purchasing party" under Section 11 shall be the Remaining Members; and

                           (3) Decisions to be made by the purchasing party shall be as decided by those Remaining Members representing a majority of the Membership Interests held by all Remaining Members.

                  iii.     EXERCISE AND ALLOCATION OF OPTION AMONG MEMBERS.

                           (1) ASE AS A REMAINING MEMBER. If ASE is one of the Remaining Members, this option shall first be exercisable by ASE. ASE shall have until fifteen (15) days after determination of the purchase price within which to exercise all or any portion of this option, it being expressly understood that less than all of the Transfer Interest may be purchased. Exercise of the option shall be made by ASE delivering written notice thereof to the Board of Governors and the Involuntary Transferor. The other Remaining Members shall then have a period of thirty (30) days following expiration of the option period provided to ASE within which to exercise their option to acquire all or any portion of the Transfer Interest not elected to be acquired by ASE. Exercise of the option shall be made by written notice delivered to the Board of Governors and the Transferring Member. Unless otherwise agreed among the other Remaining Members, each such Remaining Member may purchase that percentage of the Transfer Interest not purchased by ASE which bears the same ratio as the Membership Interest of such Remaining Member bears to the Membership Interest of all Remaining Members (excluding ASE). In the event that a Remaining Member does not purchase the full amount of the Transfer Interest that such Remaining Member is entitled to purchase, the other Remaining Members (other than ASE) may purchase the excess on a pro-rata basis, and the 30-day period specified above shall be extended as necessary to accommodate this process.

                           (2) ASE NOT AS A REMAINING MEMBER. If ASE is not a Remaining Member, then all of the Remaining Members shall have until fifteen (15) days after determination of the purchase price within which to exercise all or any portion of this option, it being expressly understood that less than all of the Transfer Interest may be purchased. Exercise of the option shall be made by written notice delivered to the Board of Governors and the Involuntary Transferor. Unless otherwise agreed among the Remaining Members, each Remaining Member may purchase that percentage of the Transfer Interest which bears the same ratio as the Membership Interest of such Remaining Member bears to the Membership Interests of all Remaining Members. In the event that a Remaining Member does not purchase the full amount of the Transfer Interest that such Remaining Member is entitled to purchase, the other Remaining Members may purchase the excess on a pro rata basis, and the 15-day period specified above shall be extended as necessary to accommodate this process.

                  iv. FAILURE TO EXERCISE OPTION. Upon expiration of the option period provided to the Remaining Members under Section 10(d)(iii) above, an Involuntary Transfer of that portion of the Transfer Interest not elected to be purchased by the Remaining Members will occur, and such interest shall be transferred in accordance with the provisions set forth in the Act. The Involuntary Transferee shall be obligated to provide the following to the Board of Governors:

                           (1) A written agreement of the Involuntary Transferee, in form and substance satisfactory to the Board of Governors, to be bound by this Agreement and all other agreements applicable to the Members, which shall include an agreement by the Involuntary Transferee to execute any and all other documents that the Board of Governors may deem necessary or appropriate in order to effect and evidence such transfer and to confirm that the Involuntary Transferee and the Transfer Interest are subject to and bound by this Agreement. If the Involuntary Transferee does not provide such a written agreement, the Involuntary Transferee shall retain the "financial rights" which relate to the Transfer Interest, but shall be deemed to have forfeited all "governance rights" which relate to the Transfer Interest.

                           (2) An opinion of counsel, satisfactory in form and substance to the Board of Governors, that the Involuntary Transfer will not terminate the Company or impair its ability to be taxed as a partnership and that the Involuntary Transfer constitutes and exempt transaction that does not require registration under applicable securities laws.

         e. DEATH. Upon the death of a Member (the "Deceased Member"), the successors, heirs, devisees, legal representatives, guardians or assigns, as the case may be, of the Deceased Member (the "Succeeding Members") shall succeed to the Membership Interest of the Deceased Member and each shall be considered a Member of the Company. Except as provided in this Section 10(e), the Members agree that the Succeeding Members shall assume all "financial rights" and all "governance rights" formerly associated with the Deceased Member's Membership Interest. Notwithstanding anything in this Agreement to the contrary, the Succeeding Members shall be bound by this Agreement as if original signatories hereto and shall execute a written agreement, in form and substance satisfactory to the Board of Governors, to be bound by this Agreement. If a given Succeeding Member does not provide such a written agreement, that Succeeding Member shall retain the "financial rights" which relate to the Deceased Member's Membership Interest but shall be deemed to have forfeited all "governance rights" formerly associated with the Deceased Member's Membership Interest. This Section 10(e) is intended to only apply to individual Members and shall not apply to entity Members. The dissolution of a Member, other than in connection with a Permitted Transfer, shall be considered an Involuntary Transfer and shall trigger purchase options as provided in Section 10(d) above.

         f. TERMINATION OF CARRIERE EMPLOYMENT PRIOR TO 2007. Notwithstanding anything contained in this Agreement to the contrary, upon the termination of Carriere's employment with the Company on or prior to December 31, 2006 as a result of (i) his voluntary termination, (ii) his termination of employment by the Company "for cause" (as such term is defined in his employment agreement with the Company) or (iii) as a result of his death or "disability" (for purposes hereof, "disability" shall mean that Carriere shall become unable to perform his employment duties as the result of his physical or mental impairment for an aggregate of 180 days in any period of 365 consecutive days), ASE will have the right to acquire all, some or none of the Membership Interest of Carriere on the terms indicated below:

                  i. OFFER CREATED. Upon termination of Carriere's employment with the Company as indicated above, the Membership Interest owned by Carriere (the "Carriere Interest") shall be offered for sale to ASE. The offer shall be made at a purchase price determined as follows:

                           (1) Carriere, the Hoel Group and ASE previously entered into that certain Membership Interest Purchase Agreement, dated October 31, 2003, pursuant to which ASE and the Hoel Group acquired from Carriere 60% of the issued and outstanding membership interest units of the Company (the "Purchase Agreement").

                           (2) Immediately following termination of Carriere's employment as indicated above, the Company shall calculate and determine the aggregate purchase price paid to and received by Carriere from ASE and the Hoel Group (collectively, the "Buyers") under the Purchase Agreement through the date of the termination of Carriere's employment with the Company (it being understood that this amount may be less than the aggregate "purchase price" to be paid to Carriere by the Buyers under the Purchase Agreement). This amount is hereinafter referred to as the "Aggregate To-Date Payments."

                           (3) The purchase price to be paid under this Section shall be equal to the Aggregate To-Date Payments multiplied by a fraction, the numerator of which is the total number of membership interest units to be acquired pursuant to this Section 10(f) and the denominator of which is 600 (which represents the total number of membership interest units acquired by the Buyers from Carriere under the Purchase Agreement).

                           (4) If Carriere's employment is terminated subsequent to any change in the number of outstanding membership interest units of the Company occurring by reason of any membership interest unit dividend, split, reverse split or similar recapitalization of the Company, there shall be an appropriate adjustment to the 600 denominator used to calculate the purchase price so that the purchase price calculation will be the same as if it occurred prior to such membership interest unit dividend, split, reverse split or other similar recapitalization.

                  The Company shall calculate the purchase price to be paid for 100% of the Carriere Interest and send written notice thereof to Carriere and ASE. Terms of payment for any purchase of part or all of the Carriere Interest under this Section 10(f) shall require that the entire purchase price be paid in cash at closing.

                  ii. ACCEPTANCE OF THE OFFER. The offer shall create an option in favor of ASE. ASE shall have until thirty (30) days after its receipt of the written notice from the Company of the purchase price to be paid for 100% of the Carriere Interest within which to exercise all or any portion of this option, it being expressly understood that less than all of the Carriere Interest may be purchased. If less than all of the Carriere Interest is purchased, the aggregate purchase price indicated in the written notice from the Company shall be proportionately reduced as provided under Section 10(f)(i) above. Exercise of the option shall be made by written notice delivered to Carriere.

                  iii. FAILURE TO EXERCISE OPTION. Upon expiration of the option period provided to ASE under Section 10(f)(ii) above, any portion of the Carriere Interest which has not been elected to be purchased by the Company shall be retained by Carriere, and the rights and interest of Carriere as they relate to the retained portion of the Carriere Interest and the Company shall continue to be governed by and subject to all provisions of this Agreement.

         g. PUT OPTION. Beginning November 1, 2008, through October 31, 2013 (the "Put Period"), Carriere shall have the one-time right to require that ASE purchase all of the Carriere Interest on the following terms:

                  i. PUT NOTICE. To exercise this put option, Carriere must deliver written notice thereof to ASE specifically stating his exercise of his put option rights under this
                  Section 10(g) (the "Put Notice").

                  ii. PURCHASE PRICE. The purchase price shall be equal to the "appraised value" of the Carriere Interest, determined in accordance with the following:

                           (1) Within thirty (30) days following ASE's receipt of the Put Notice, ASE and Carriere shall each designate a professional appraiser experienced in appraising the value of businesses. The two appraisers shall for a period of thirty (30) days thereafter attempt to agree upon the appraised value of the Carriere Interest. If the two appraisers are able to agree, the agreed upon appraised value shall be the purchase price. If the two appraisers are not able to agree, they shall jointly select a third professional appraiser. Within thirty (30) days thereafter, all three appraisers shall submit their appraised value of the Carriere Interest. The purchase price shall be equal to the average of the two closest appraisals.

                           (2) If either party fails to identify an appraiser within the 30-day period specified above, the appraiser identified by the other party shall determine the appraised value of the Carriere Interest and the value determined by such appraiser shall be the purchase price.

                           (3) The appraisers shall be instructed not to apply any minority interest discount, but to apply discounts for lack of marketability if and as appropriate when valuing the Company.

                           (4) The cost of the appraisal(s) shall be paid one-half by ASE and one-half by Carriere.

                  iii. ASE ELECTION AND TERMS OF PAYMENT. Upon determination of the purchase price, ASE shall have a period of thirty (30) days thereafter to elect whether or not to purchase the Carriere Interest at the appraised purchase price. ASE's election shall be made by written notice delivered to Carriere within the 30-day period. If ASE fails to so elect within such 30-day period, ASE will be deemed to have elected to purchase the Carriere Interest. If ASE elects to purchase the Carriere Interest, the purchase price shall be paid 25% down and the balance pursuant to ASE's execution and delivery of a promissory note in the form attached hereto as Exhibit B; except that the note shall be a three-year promissory note and interest will accrue under the promissory note at the "applicable federal rate" in effect at the time of closing on the purchase, determined in accordance with Internal Revenue Code Section 1274(d).

                  iv. CONSEQUENCE OF ASE ELECTION TO NOT PURCHASE. If ASE elects to not purchase the Carriere Interest as provided above, ASE commits to then, in good faith, market and attempt to sell the entire Company. The rights of Carriere under this Section are personal to him, may not be assigned or otherwise transferred by him, shall not benefit any other Member of the Company (including any successors to or assigns of Carriere's Membership Interest) and shall terminate upon the earliest to occur of (i) Carriere's death, (ii) such time as Carriere no longer owns any membership interest units in the Company or (iii) such time as Carriere is no longer employed by the Company as a result of his voluntary termination or termination by the Company "for cause" (as such term is defined in his employment agreement with the Company).

         h. CALL OPTION. At any time from the date of this Agreement through October 31, 2013 (the "Call Period"), ASE shall have the right to acquire all, but not less than all, of the Membership Interest held by any Member of the Company. ASE may exercise this call option with respect to one, some or all of the other Members, and may exercise this call option at multiple times with respect to different Members throughout the Call Period. However, ASE may only exercise this call option with respect to a given Member as to the entire Membership Interest of that Member. ASE shall exercise this call option by delivering written notice thereof to the Member whose Membership Interest is to be acquired. The purchase price to be paid for a given Member's Membership Interest shall be equal to $10 million multiplied by a fraction, the numerator of which is the number of membership interest units then owned by the Member and the denominator of which is 400; provided if ASE exercises this option subsequent to any change in the number of outstanding membership interest units of the Company occurring by reason of any membership interest unit dividend, split, reverse split or similar recapitalization of the Company, there shall be an appropriate adjustment to the denominator used to calculate the purchase price so that the purchase price calculation will be the same as if it occurred prior to such membership interest unit dividend, split, reverse split or other similar recapitalization. Payment terms shall require that the entire purchase price be paid in cash at closing.

         i. CLOSING PROCEDURES. The closing of any purchase or sale of a Membership Interest pursuant to this Agreement shall take place within thirty (30) days following the last to expire applicable option period. The closing shall take at the principal business office of the Company. At the closing, the selling party shall deliver to the purchasing party, in exchange for payment of the purchase price, a full and complete assignment of the Membership Interest to be purchased and sold, together with any other documents as may be reasonably required to transfer full and complete title to the Membership Interest to the purchasing party, in form satisfactory to the purchasing party. The selling party shall warrant that the selling party has good title to, the right to possession of and the right to sell the Membership Interest and that the Membership Interest is transferred to the purchasing party free and clear of all pledges, liens, encumbrances, charges, proxies, restrictions, options, transfers and other adverse claims, except those as have been imposed by this Agreement. Each selling party shall further warrant that the selling party will indemnify and hold harmless the purchasing party for all costs, expenses and fees incurred in defending the title to and/or the right to possession of such Membership Interest.

         j. SALE OF ENTIRE MEMBERSHIP INTEREST. Any Member who makes a disposition of all of the Membership Interest of the Member in accordance with the terms of this Agreement, or otherwise, shall no longer be a party to this Agreement and shall have no further rights or interests under this Agreement; provided that a Member who makes a disposition other than in compliance with the terms of this Agreement shall remain liable to the Company and the other Members for any damages resulting from such transfer.

11.      PURCHASE PRICE

Where any provision of this Agreement provides that the purchase price shall be determined by this Section 11, the purchase price shall be equal to the fair market value of the Membership Interest to be sold, determined in accordance with the following:

         a. MUTUAL AGREEMENT. The selling party and the purchasing party shall, for a period of fifteen (15) days after the occurrence of the event which triggered the purchase option (except in the case of death, where such 15-day period shall commence upon the later to occur of (i) the appointment of the personal representative of the Deceased Member or (ii) sixty (60) days after the death of the Deceased Member), attempt to mutually agree upon the fair market value of the Membership Interest to be sold. If the selling party and the purchasing party are not able to agree within this fifteen (15) day period, fair market value shall be determined by appraisal.

         b. APPRAISAL. For a period of seven (7) days following expiration of the 15-day period specified in Section 11(a) above, the selling party and the purchasing party shall attempt to mutually agree upon an appraiser. If the parties agree upon the identity of the appraiser, the appraiser shall determine the fair market value of the Membership Interest to be sold, and the value determined by such appraiser shall be the purchase price. If the parties are not able to reach agreement within such 7-day period, each shall within seven (7) days thereafter identify an appraiser. If one party fails to identify an appraiser within such 7-day period, the appraiser identified by the other party shall determine the fair market value of the Membership Interest to be sold, and the value determined by such appraiser shall be the purchase price. If both parties identify an appraiser within such 7-day period, the two appraisers shall select a third appraiser and the third appraiser shall determine the fair market value of the Membership Interest to be sold. The value determined by such third appraiser shall be the purchase price. The costs and expense of the appraiser(s) shall be paid one-half by the selling party and one-half by the purchasing party.

         c. DETERMINATION OF FAIR MARKET VALUE. The fair market value of a Membership Interest shall be determined without application of minority interest discounts. Thus, the fair market value of the Membership Interest of a Member in the Company shall be determined by appraising the fair market value of the Company as a whole, and multiplying the result by a fraction, the numerator of which is the number of membership interest units represented by the Membership Interest to be sold, and the denominator of which is the total number of membership interest units owned by all Members of the Company.

12.      PAYMENT TERMS

Unless otherwise agreed to by the parties, where any provision of this Agreement provides that the payment terms shall be as specified this Section 12, the purchase price shall be payable to the Transferring Member or his successor or legal representative as follows:

         a. the greater of (i) twenty percent (20%) of the purchase price, or (ii) where the Membership Interest of a Deceased Member is being purchased and the purchasing party is the beneficiary of a life insurance policy on the Deceased Member, the amount of such life insurance proceeds received by the purchasing party (not to exceed the purchase price), shall be payable in cash or certified funds at the closing, and

         b. the remainder shall be payable by delivery of a five-year promissory note, the terms of which shall be as set forth in attached Exhibit B. Where a purchasing party gives such a note, the purchasing party shall pledge the Membership Interest then purchased to secure repayment of the note in accordance with and subject to a pledge agreement containing terms and conditions substantially as provided on attached Exhibit C.

13.      DISSOLUTION

         a. DISSOLUTION EVENTS. Except as otherwise specifically provided herein, the Company shall not be dissolved or required to be wound up upon the occurrence of any event set forth in Section 322B.80, Subd. 1(5) of the Act and such events shall not trigger an event of dissolution of the Company. In addition to as otherwise required by this Agreement, the Company shall be dissolved and its business wound up upon the earliest to occur of the following events:

                  i. Members representing a majority of the voting power of all Membership Interests shall agree in writing that the Company shall be dissolved or shall vote, at a duly called and held meeting of the Members of the Company, in favor of the dissolution of the Company;

                  ii. All assets of the Company shall have been distributed to its members as authorized by the Board of Governors of the Company;

                  iii. The sale of all or substantially all of the Company's assets, except that a deferred payment sale of such assets shall not dissolve the Company and the Company shall continue in existence until the last day of the calendar year in which it shall have received the full amount of principal and interest which it is entitled to receive with respect to such deferred payment sale, whereupon the Company shall be dissolved; and

                  iv. The occurrence of any event which, under the laws of the State of Minnesota and in spite of the terms of this Agreement, shall cause the dissolution of the Company.

         b. SALE OF ASSETS. Upon any dissolution requiring the winding up of the business of the Company, the Board of Governors will appoint a person to handle the liquidation of the assets of the Company (the "Liquidator"). The Board of Governors may replace the Liquidator at any time. The method, manner and timing of the liquidation of the assets of the Company will be left to the discretion of the Board of Governors and the Liquidator.

         c. CONTRACTUAL OBLIGATIONS. The dissolution of the Company shall neither release nor relieve any of the Members of their contractual obligations.

14.      DISSOLUTION PROCEDURES

In the event of dissolution of the Company pursuant to Section 13 of this Agreement or otherwise, the Company name, goodwill or similar intangible assets, together with all other assets of the Company business, shall be sold and distributed in the following order:

         a. First, to the payment of the debts, liabilities and obligations of the Company (including any loans or advances that may have been made by the Members to the Company) and to the costs and expenses of the liquidation;

         b. Next, to the establishment of such reserves, if any, deemed reasonably necessary for any contingent or unforeseen debts, liabilities, or obligations of the Company; and

         c. Next, the balance shall be distributed to the Members as provided in Section 5 above.

15.      REMEDIES

In view of the purposes of this Agreement, the Members acknowledge that money damages in the event of a default in the performance of any provision hereof may be inadequate, and accordingly, any Member shall have the right, in addition to any other remedies available, to apply for and receive from any court of competent jurisdiction, equitable relief by way of restraining order, injunction or otherwise, prohibitory or mandatory, to prevent a breach of the terms of this Agreement or by way of specific performance to enforce performance of the terms of this Agreement, or to rescission thereof, plus reimbursement for costs, including reasonable attorneys' fees, incurred in the securing of such relief. However, such right of equitable relief shall not be construed to be in lieu of the right to seek the remedy at law.

16.      NOTICES

All notices, offers, and communications from any party to another party shall be in writing, and shall be considered to have been duly given or served if sent by first class, certified or registered mail, return receipt requested, postage prepaid, to the party at his or its address as set forth below, or to such other address as such party may hereafter designate by written notice to the other parties:

         a. If to the Company, or to the Board of Governors, to the attention of such party at 358 East Fillmore Avenue, St. Paul, Minnesota 55107-1289.

         b. If to any Member, to the attention of such Member at the address specified on the attached signature page for such Member.

Notice shall be deemed to be received, whether actually received or not, two (2) business days after it has been deposited in the United States mail, unless actually received prior thereto.

17.      MISCELLANEOUS

         a. ACKNOWLEDGMENT. Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

         b. WAIVER. The waiver by any party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach of such or any other provision.

         c. SEVERABILITY. If any part of this Agreement or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof not specifically so adjudicated to be invalid shall be enforced to the fullest extent permitted.

         d. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Minnesota.

         e. HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only and do not form a part hereof and in no way interpret or construe such Sections.

         f. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the respective parties.

         g. ENTIRE AGREEMENT/AMENDMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Notwithstanding the foregoing, the Board of Governors of the Company may authorize and effect amendments to this Agreement and such amendments shall be valid and binding on all parties if such amendments are entered into for purposes of documenting and effecting the admission of a new member to the Company, the withdrawal or other removal of a member from the Company or a change in the relative membership interests of the members of the Company.

         h. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         i. ACQUISITIONS OF MEMBERSHIP INTEREST BY THE COMPANY. The parties hereto understand and agree that any purchase of a Membership Interest by the Company shall be subject to the Company's ability to comply with the provisions of Minnesota Statutes, Section 322B.54, as amended, with respect to such purchase.

         j. PREPARATION OF AGREEMENT. Winthrop & Weinstine, P.A. has drafted this Agreement at the request of the Company. By signing this Agreement, the Members acknowledge that they have been advised that Winthrop & Weinstine, P.A. is not representing them individually and that their interests under this Agreement may now or hereafter be adverse to or in conflict with the interests of the Company and/or with each other. The Members further acknowledge that Winthrop & Weinstine, P.A. has encouraged them to seek separate counsel because of potential conflicts of interest which exist, or which may arise in the future, and that the Members have in fact received or have had the opportunity to receive separate counsel.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.
                  SIGNATURES APPEAR ON THE FOLLOWING PAGE(s).]

[SIGNATURE PAGE TO THAT CERTAIN MEMBER CONTROL AGREEMENT OF AUTOMATION, MANUFACTURING & ROBOTIC TECHNOLOGIES, LLC, DATED OCTOBER 31, 2003.]

IN WITNESS WHEREOF, the undersigned have executed this signature page effective as of the day and year indicated on the first page of the Automation, Manufacturing & Robotic Technologies, LLC Member Control Agreement.

MEMBERS:    COMPANY:

         Automation, Manufacturing & Robotic Technologies, LLC

By: /s/ Charles Loux                            By: /s/ Raymond Carriere
   -----------------------------------             -----------------------------
   Charles H. Loux, President                      Raymond Carriere, President
358 East Fillmore Avenue
St. Paul, Minnesota 55107-1289

 /s/ Edward J. Drenttel
--------------------------------------
Edward J. Drenttel
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota  55402


--------------------------------------
Laurence E. Gamst
Divine, Scherzer & Brody, Ltd.
3000 Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402

 /s/ Richard A. Hoel
--------------------------------------
Richard A. Hoel
Winthrop & Weinstine, P.A.
225 South Sixth Street, Suite 3500
Minneapolis, Minnesota  55402

 /s/ Raymond Carriere
--------------------------------------
Raymond Carriere
2333 Waters Drive
Mendota Heights, MN 55120

                                                                       EXHIBIT A

                                            MEMBERSHIP INTEREST       MEMBERSHIP INTEREST
        NAME OF MEMBER                          UNITS OWNED               PERCENTAGE
        --------------                          -----------               ----------
Aero Systems Engineering, Inc.                     510                       51%

Raymond Carriere                                   400                       40%

Edward J. Drenttel                                  30                        3%

Laurence E. Gamst                                   30                        3%

RICHARD A. HOEL                                     30                        3%

TOTAL                                            1,000                      100%

                                    EXHIBIT B

                                 PROMISSORY NOTE

$__________        _____________, Minnesota

                                                       __________________, 20___

1. FOR VALUE RECEIVED, ________________________________ (the "Borrower"), hereby promises to pay to the order of ____________________________________________
(the "Holder"), at such location as the Holder may direct, the principal sum of ____________________________ and ___/100 Dollars ($__________) together with interest on the unpaid principal balance accruing as of the date hereof at a rate equal to the announced prime lending rate of U.S. Bank National Association as the same may change from time to time and be adjusted in the manner and at the times hereinafter provided for.

2. The rate of interest due hereunder shall initially be determined as of the date hereof and shall be adjusted on the first anniversary of the date of this Note and every 12 months thereafter (each such date hereinafter being referred to as an "Adjustment Date"). All such adjustments to said rate of interest shall be made and become effective on the next corresponding Adjustment Date and said rate of interest as adjusted shall remain in effect until the next Adjustment Date. Interest hereunder shall be computed on the basis of a year of 365 days and charged for actual days principal is unpaid.

3. This Note shall be due and payable in twenty (20) as nearly equal as possible consecutive quarterly installments of principal and accrued interest commencing on the ______ day of __________, 20__, and continuing on the same day of each third calendar month thereafter until and including ______________, 20__.

4. All payments made by the Borrower shall, at the option of the Holder, be applied first to costs of collection, if any, second to accrued interest and the remainder thereof to principal.

5. The Borrower promises to pay all costs of collection, including but not limited to, attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

6. This Note may be prepaid at any time, either in whole or in part, without premium or penalty.

7. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

         a. The Borrower shall fail to pay, when due, any amounts required to be paid by the Borrower under this Note;

         b. The Borrower shall file a petition in bankruptcy or for an arrangement pursuant to any present or future state or federal bankruptcy act or under a similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or a bankrupt under a present or future state or federal bankruptcy act or a similar federal or state law shall be filed in any court and such petition and answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of all or substantially all of the assets of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower shall be levied upon or attached in any proceeding;

         c. Final judgment(s) for the payment of money shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

         d. The Borrower shall be or become insolvent (whether in the equity or bankruptcy sense) or, if an individual, shall die.

8. Upon the occurrence of an Event of Default, the Holder shall give written notice to the Borrower of such default, specifying the terms thereof, and the Borrower shall be accorded ten (10) days from the date of the receipt of such notice within which to cure such default. Such written notice shall be delivered in writing to Borrower or sent by certified or registered mail to the following address:

                         ______________________________
                         ______________________________
                         ______________________________

9. Upon the occurrence of any Event of Default which is not cured by the Borrower, and at any time and from time to time thereafter, the Holder shall have the right to set off any and all amounts due hereunder by the Borrower to the Holder against any indebtedness or obligation of the Holder to the Borrower. Upon the occurrence of an Event of Default and at any time thereafter, the unpaid principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of the Holder, be immediately due and payable without notice or demand.

10. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

11. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

12. This Note is secured by that certain Pledge Agreement of even date herewith between the Borrower and the Holder.

                                    BORROWER

                                    By:_________________________________________
                                       Its:_____________________________________

                                    EXHIBIT C

                                PLEDGE AGREEMENT

THIS AGREEMENT, made and entered into this ____ day of ____________, 20__, by and between __________________________ (the "Pledgor") and ____________________
___________ (the "Pledgee").

WHEREAS, on the date hereof, Pledgee has made certain financial accommodations to Pledgor under and pursuant to that certain Member Control Agreement (the "Member Control Agreement") dated the 31st day of October, 2003, by and among Pledgor, Pledgee and Automation, Manufacturing & Robotic Technologies, LLC, a Minnesota limited liability company (the "Company"); and

WHEREAS, under and pursuant to the Member Control Agreement, Pledgor is obligated to pledge certain membership interests in the Company to the Pledgee as security for the full and complete performance of Pledgor's obligations under and pursuant to that certain Promissory Note of even date herewith (the "Note") in the original principal amount of _______________________ and ___/100 Dollars ($___________) (the "Obligations").

NOW, THEREFORE, in consideration of the foregoing premises, and further in consideration of the extensions of credit by Pledgee to Pledgor on the date hereof, Pledgor and Pledgee hereby agree as follows:

1. PLEDGE. In consideration of Pledgee extending the above-referenced financial accommodations to Pledgor, receipt of which is hereby acknowledged, Pledgor hereby grants a security interest to the Pledgee in the membership interests described on Exhibit A attached hereto evidencing the number of Membership Interests in the Company specified in said Exhibit A (said membership interests are hereinafter collectively referred to as the "Pledged Membership Interests"). Pledgor shall execute and deliver to Pledgee any and all documents and instruments as Pledgee may determine to be necessary in order to perfect and maintain the security interest granted hereunder in and to the Pledged Membership Interests.

2. DISTRIBUTIONS. During the term of this pledge, and provided no Event of Default (as defined below) has occurred and is then continuing, Pledgor shall be entitled to receive all distributions and other amounts payable on or with respect to the Pledged Membership Interests.

3. VOTING RIGHTS. During the term of this pledge, and provided no Event of Default has occurred and is then continuing, Pledgor shall have the right to vote the Pledged Membership Interests.

4. REPRESENTATIONS. Pledgor warrants and represents that there are no restrictions upon the transfer or pledge of any of the Pledged Membership Interests, other than as set forth in the Member Control Agreement, and that Pledgor has the right to transfer and pledge such Membership Interests free and clear of any security interests or other liens or encumbrances whatsoever and without obtaining the consent of any third party or, if such consent is required, it has been obtained on or prior to the date hereof.

5. ADJUSTMENTS. In the event that during the term of this pledge any reclassification, readjustment, or other change is declared or made in the capital structure of the entity which has issued any of the Pledged Membership Interests, all new, substituted, and additional Membership Interests, or other securities, issued by reason of any such change shall be delivered to and held by Pledgee under the terms of this Pledge Agreement in the same manner as the Membership Interests originally pledged hereunder.

6. WARRANTS AND RIGHTS. In the event that during the term of this Pledge Agreement warrants or any other rights or options shall be issued in connection with the Pledged Membership Interests, such warrants, rights, and options shall be immediately assigned and delivered by Pledgee to Pledgor, and if exercised by Pledgor all new Membership Interests or other securities so acquired by Pledgor shall be immediately assigned and delivered to Pledgee, in each case, to be held under the terms of this Pledge Agreement in the same manner as the Membership Interests originally pledged hereunder.

7. RELEASE OF PLEDGED MEMBERSHIP INTERESTS. Upon the complete performance of the Obligations, Pledgee shall release all of its rights in and to the Pledged Membership Interests hereunder.

8. DEFAULT. Upon the occurrence of an Event of Default, as that term is defined in the Note, which is not cured in the manner provided in Section 7 of the Note, and at any time thereafter, Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Minnesota and, in this connection, Pledgee may, upon ten (10) days' written notice to Pledgor which notice shall be deemed commercially reasonable for purposes of the Uniform Commercial Code as adopted by the State of Minnesota, and without liability for any diminution in price which may have occurred, sell all the Pledged Membership Interests in such manner and for such price as the Pledgee may determine. Pledgee shall be free to purchase all or any part of the Pledged Membership Interests. Out of the proceeds of any sale, Pledgee may retain an amount equal to the principal and accrued interest then due on the Note plus the amount of the expenses of sale and costs of collection incurred by Pledgee with respect to the Obligations, and shall pay any balance of such proceeds to Pledgor. In the event that the proceeds of any sale are insufficient to cover the principal and interest of the Note plus expenses of the sale and costs of collection, Pledgor shall remain liable to Pledgee for any deficiency.

9. WAIVER. No delay or failure by the Pledgee in the exercise of any right or remedy shall constitute waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, mailed first class, registered or certified, postage prepaid, addressed to the last known address of such party.

11. GOVERNING LAW. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

12. TAXES. Pledgor shall be responsible for the payment of all state and federal taxes payable as a result of any sale of all or any number of the Pledged Membership Interests pursuant to Section 8 hereof.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have executed and delivered this Pledge Agreement as of the date and year first above-mentioned.

                                    PLEDGOR:

                                    ____________________________________________

                                    PLEDGEE:

                                    ____________________________________________

                                       30